EXHIBIT 99.1
PRESS RELEASE
CROSSTEX DECLARES QUARTERLY DISTRIBUTION AND DIVIDEND
DALLAS, July 24, 2007 — The Crosstex Energy companies today announced the declaration of the quarterly distribution for Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and the quarterly dividend for Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation):
•	The quarterly distribution on the Partnership’s common and subordinated units of $0.57 per unit will be payable August 15 to unitholders of record August 2.

•	The quarterly dividend on the Corporation’s common stock of $0.23 per share will be payable August 15 to stockholders of record August 2.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, 12 processing plants, four fractionators, and approximately 200 natural gas amine-treating plants and dew point control plants. Crosstex currently provides services for over 3.5 Bcf/day of natural gas, or approximately 7.0 percent of marketed U.S. daily production.
Crosstex Energy, Inc. owns the two percent general partner interest, a 38 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included herein constitute forward-looking statements. Although the companies believe that the expectations reflected in the forward-looking statements are reasonable, they can give no assurance that such expectations will prove to be correct.

Investor Contact:	Crystal C. Bell, Investor Relations Specialist Phone: (214) 721-9407 Chris.Bell@CrosstexEnergy.com

Media Contact:	Jill McMillan, Public Relations Specialist Phone: (214) 721-9271 Jill.McMillan@CrosstexEnergy.com